Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Sunoco LP and
Unitholders of Sunoco LP

We have audited the accompanying consolidated balance sheets of Sunoco LP (formerly Susser Petroleum Partners LP) as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, partners’ equity, and cash flows for the periods from September 1, 2014 through December 31, 2014 and January 1, 2014 through August 31, 2014, and the years ended December 31, 2013 and 2012 (not presented separately herein). These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sunoco LP at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the periods from September 1, 2014 through December 31, 2014 and January 1, 2014 through August 31, 2014, and the years ended December 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Sunoco LP’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 27, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Houston, Texas
February 27, 2015